                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       BLACKSTONE HOLDINGS CORPORATION
                (Name of small business issuer in our charter)

             Nevada                             7990                   91-1951240
(State or other jurisdiction of     (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)      classification code number)   Identification No.)

                            Frank Bauer, President
                             16747 Foxtrail Lane
                            Loxahatchee, FL 33470
                                561-790-7533
         (Address and telephone number of principal executive offices and agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                   CALCULATION OF REGISTRATION FEE
===================================================================================================
Title of Each Class of                       Proposed             Proposed
Amount of                    Amount          Maximum              Maximum
Securities Being             Being           Offering             Aggregate            Registration
Registered                   Registered      Price Per Unit (1)   Offering Price (1)   Fee
---------------------------------------------------------------------------------------------------
Shares of Common Stock       5,445,000 (2)   $0.10                $544,500             $ 136.13
---------------------------------------------------------------------------------------------------
TOTAL                        5,445,000       $0.10                $544,500 (2)         $ 136.13
===================================================================================================

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

(2) We are registering 4,000,000 newly issued shares and 1,445,000 previously issued shares.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      BLACKSTONE HOLDINGS CORPORATION

                      5,445,000 shares of Common Stock

The registration statement of which this prospectus is a part, relates to, (i) The offer and sale by our shareholders of 1,445,000 shares of our common stock. (See, "DESCRIPTION OF SECURITIES") and, (ii) a public offering of 4,000,000 common shares. The public offering price is $0.10 per share. We have no public market for our common stock.

Our common stock is not listed on any national securities exchange or the Nasdaq stock market. We intend to apply for a listing on the OTC Bulletin Board; we do not have a proposed symbol.

The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See, "RISK FACTORS" beginning on page 5.

Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.


The date of this preliminary prospectus is November 12, 2001.





          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                              TABLE OF CONTENTS


PART I                                                                  Page
------                                                                  ----

     PROSPECTUS SUMMARY                                                 4
     RISK FACTORS                                                       5
     FORWARD-LOOKING STATEMENTS                                         9
     USE OF PROCEEDS                                                    9
     DETERMINATION OF OFFERING PRICE                                    9
     DILUTION                                                           9
     SELLING SECURITY HOLDERS                                           12
     PLAN OF DISTRIBUTION                                               13
     LEGAL PROCEEDINGS                                                  15
     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS       15
     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT     15
     DESCRIPTION OF SECURITIES                                          16
     EXPERTS                                                            18
     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
     SECURITIES ACT LIABILITIES                                         18
     DESCRIPTION OF BUSINESS                                            18
     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
     PLAN OF OPERATION                                                  21
     DESCRIPTION OF PROPERTY                                            22
     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                     22
     MARKET FOR COMMON EQUITY AND RELATED STOCK MATTERS                 23
     EXECUTIVE COMPENSATION                                             23
     FINANCIAL STATEMENTS                                               25

PART II
-------

     INDEMNIFICATION OF OFFICERS AND DIRECTORS                          34
     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                        34
     RECENT SALES OF UNREGISTERED SECURITIES                            34
     EXHIBITS                                                           34
     UNDERTAKINGS                                                       35
     SIGNATURES                                                         35

                             PROSPECTUS  SUMMARY

     This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in important ways from our anticipated future operations, due to many factors, including "RISK FACTORS" beginning on page 4 and other factors. Because this is a summary and the information is selective, it does not contain all information that maybe important to you. You should carefully read all information in the prospectus including its detailed information and the financial statements and the accompanying explanatory notes before making an investment decision.

Our Company

     Blackstone Holdings Corporation, ("Blackstone," the "Company" or, "we"), was incorporated in the state of Nevada on September 1, 1998. We entered into a software licensing agreement with Fairwind Technologies, Inc. ("FTI") for Java based virtual Poker Card Room Service. The licensing agreement will give the Company access to FTI's product www.newpoker.com. We plan to enter into the business of offering over the Internet, casino-style gaming opportunities using assorted classic poker card games.

     We maintain our principal offices at: 16747 Foxtrail Lane, Loxahatchee FL, 33470. The Company's telephone number is 945-275-3390.

Our Business

     We plan to establish an Internet web site, through which we will offer interactive gaming services and a virtual casino. Our web site will only be accessible by a minimum hardware configuration consisting of a personal computer running Windows 95 or greater, with 16 MB RAM, 20 MB free hard disk space, a 14,400 modem and a direct Internet connection. All games will be provided in a Windows-based, menu driven format with "point and click" interactivity. Persons who wish to conduct gaming operations will be able to subscribe over the Internet by completing an application appearing on the web site.

THE OFFERING

Common stock offered by the Company ......   5,445,000 shares (1)

Price per share of common stock...........   $0.10, par value $0.001

Proceeds to the Company...................   $400,000 (2)

Use of Proceeds ..........................   We intend to use a portion of the
                                             proceeds for license fee
                                             payments, marketing, general and
                                             administrative expenditures,
                                             development of the business,
                                             working capital and other general
                                             corporate purposes.  See, "USE OF
                                             PROCEEDS."

Risk  Factors.............................   For a discussion of certain
                                             factors to consider before buying
                                             shares of our common stock.  See,
                                             "RISK FACTORS."

Dividend Policy...........................   We do not intend to pay dividends
                                             on our common stock.  We plan to
                                             retain any earnings for use in
                                             the operations of our business
                                             and to und future growth.

Plan of Offering..........................   There is no underwriter for this
                                             offering.  Our officers will
                                             offer the shares for sale on a
                                             best efforts no-minimum basis.

(1) There are presently 2,470,000 shares issued and outstanding. See, "SELLING SECURITY HOLDERS".
     After the Offering there will be 6,470,000 shares of common stock issued and outstanding.
(2)  After deducing for the expenses of this Offering.

                                 RISK FACTORS

Recently Organized Company and Limited Operating History

     Blackstone was recently organized and has a limited operating history and must be considered in the development stage. The success of the Company is significantly dependent on a successful technical and marketing effort. Blackstone's operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. No assurance can be given that we will be able to operate on a profitable basis.

Development Stage Company; No Assurance of Success or Profitability

     Blackstone is in the development stage and has a limited operating history. Potential investors should be aware of the difficulties normally encountered by new enterprises, especially in view of the relatively small size of the Offering. There can be no assurance that our business plan will prove successful, or that Blackstone will be able to operate profitably.

Immediate Need for Additional Capital

     Upon execution of the licensing agreement with FTI, the Company agreed to pay $250,000 for a master license for poker games. A non-refundable payment of $10,000 was made on August 21, 2001. The balance of the $240,000 payment is to be made as follows: $115,000 within 180 days from the signing of the agreement and $125,000 within 240 days of signing the agreement. If this Offering is successfully concluded, the Company anticipates that it will satisfy payment of the remaining balance of $240,000 to FTI. In any event, after the Offering, the Company will need to obtain additional bank financing or to sell additional debt or equity (or hybrid) securities in future public or private offerings to expand operations. Any such equity based financing will result in further dilution in the equity ownership to the purchasers of the Shares offered hereby. There can be no assurances that any such additional financing will be completed.

Product and Services

     Blackstone has entered into a software licensing agreement with FTI for games for licensed casinos. The licensing agreement will give the Company access to FTI's products. The Company plans to enter into the business of offering over the Internet casino-style gaming opportunities based mostly on classic poker card games. The poker games will introduce several features including multi-player games, live chatting between players and two custom browser windows for controlling the main application. Further, it is expected that FTI will launch a number of additional applications which may be available under the licensing agreement, using high-quality graphic "front end" interfaces with a 3D panoramic casino environment where users can virtually "walk" around the casino. In the event the licensing agreement with FTI or the marketing of its products and services prove unsuccessful, the Company will seek to develop new opportunities, for which it currently has none.

Third-Party Technologies

     The e-commerce market is rapidly evolving and we will depend on third-party software and other technology for effective operation of its web site and business. It may not be able to license or renew the license for these technologies on terms favourable to the Company or at all. The inability to obtain necessary third-party licenses could delay the continued development of the business and services that could result in a loss of members, slow growth and severely harm the business. In addition, even if we are able to license needed technology, it may not be able to successfully integrate such technology into its operations that could also result in a loss of members, slow its growth and severely harm its business.

Rapid Technological Change and Dependence on New Products

     The market for software is characterized by rapid technological change, frequent new product introductions and evolving industry standards. The introduction of products incorporating new technologies and the emergence of new industry standards could render existing products and technology obsolete and unmarketable. The life cycle of the Company's proposed products is
difficult to estimate.   Our future success will depend largely
upon its ability to develop and introduce, on a timely basis, new products that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that we will be successful in developing and marketing product enhancement or new products that respond to technological change or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products, or that the products developed by Blackstone will adequately meet the requirements of the marketplace and achieve market acceptance. The Company can expect delays in the development and introduction of new products and product enhancement. The length of these delays is unpredictable and the inability to introduce new products in a timely matter would adversely affect the Company.

Development of Markets Required for Successful Performance by the Company

     We have not commenced any marketing activities and there can be no assurance that our marketing program, when developed, will be successful. The financial performance of Blackstone will depend, in part, on market acceptance of our products, which will require substantial marketing efforts, and expenditures of significant funds.

Lack of Diversification

     The Company is attempting to commercialize a single technology. Accordingly, the Company is subject to the risks and uncertainty generally associated with the lack of diversification. Accordingly, the Company is subject to all of the risks and uncertainty faced with the absence of diversification, new technology and ongoing product testing and validation.

Management of Growth in Corporate Activities

     Upon the completion of this offering, the Company anticipates a rapid increase in the level of activities being undertaken, including activities related to technology development, technology commercialization, product testing, product introduction, and sales. Accordingly, an investment in the Company is subject to the risks and uncertainty generally related to rapid growth and sudden increases in the level of corporate activities. These risks include, but are not limited to, acceptance of technology, access to required financing, ability to recruit and retain needed employees, customer service, financing, accounts receivable, quality control, and availability of experienced management.

Competition

     Blackstone is in the development stage with limited business operations. There are several companies which compete both directly and indirectly with the Company's products and services. There are numerous marketers of casino software, and new technologies may be in development which will compete both directly and indirectly with the Company and its software. We anticipate that many of the competitors will be better financed, better known and have greater resources than do we. Accordingly, Blackstone is subject to all of the risks associated with intense competition including well-established and financed competitors, well-established and accepted products and the potential of new technologies. The market, however, is subject to rapid change.

Risk of Systems Failures, Delays and Inadequacy

     The performance of our proposed web site and other web sites using the software to be licensed by Blackstone is critical to the ability of the Company to attract and retain users and advertisers. Services based on sophisticated software and computer systems often encounter development delays and the underlying software may contain undetected errors or failures when introduced. Any system error or failure that causes interruptions in availability or an increase in response time could result in a loss of potential users, advertisers and, if sustained or repeated, could reduce the attractiveness of the web site to users and advertisers. A sudden and significant increase in the number of users of the web sites also could strain the capacity of the software, hardware, or telecommunications systems used by the Company, which could lead to slower response time or systems failures. In addition, if the number of web pages or users of our proposed web site increases substantially, our hardware and software infrastructure may not be able to adequately handle the increased demand.

Evolving Software and Internet Technologies and Customer Demands

     We must adapt to rapidly changing software and Internet technologies in order to be successful. Additionally, it is essential that we continually enhance its software and its proposed web site and introduce new and more sophisticated services in order to address users' changing demands. The Company could incur substantial costs when modifying its software and web site infrastructure in order to adapt to changes affecting providers of software and Internet services. Our business, results of operations and financial condition could be materially adversely affected if the Company incurred significant costs to adapt, or cannot adapt, to these changes.

Security of Transactions and Transmitting Confidential Information Over the Internet

     A significant barrier to electronic commerce and communication is the secure transmission of confidential information over public networks. Blackstone will rely on third parties for its encryption and authentication technology to provide the security and authentication necessary to effect secure transmissions of confidential information. We cannot assure investors that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of algorithms we use to protect customer transactions data. If any encryption and authentication capabilities of our software is compromised, it could have a material adverse effect on our business, results of operations and financial condition.

Regulatory and Legal Uncertainties

     The ownership and operation of casino gaming facilities in the United States is subject to extensive state and local regulations and laws. However, because Blackstone will operate its gaming business from sovereign countries through a wholly owned subsidiary, management believes that Blackstone will not be subject to such regulations. Nevertheless, existing and possible future consumer legislation, regulation and actions in foreign jurisdictions where the Company will operate could cause additional expenses, capital expenditures, restrictions and delays in the activities undertaken in connection with the Company's gaming business. The passage of such regulations would adversely affect our operations, including increased costs if certain of our operations are then moved to other jurisdictions where we can operate legally.

Lack of Significant Market for Our Securities

     At present, there is no public market for Blackstone's Common Stock and no assurance can be given that a market for such Shares will develop or, if developed, that it will be sustained following the completion of this Offering. As a result of the foregoing, investors may be unable to liquidate their investment for any reason and there is a risk that the Shares offered hereby may not be able to resell at or near the offering price. (See "DESCRIPTION OF SECURITIES").

No Dividends

     We have not paid any dividends to date. Whether or not Blackstone's operations prove profitable, we do not intend to declare dividends in the foreseeable future. (See "Dividend Policy").

No Exchange Act Filings

     Blackstone is not presently required to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such reports may include audited financial information regarding the Company. Accordingly, shareholders may be without protection of the Exchange Act, or financial statements that are audited by an independent certified pubic accountant. As such, the financial statements annexed hereto are audited and have been prepared by Spicer Jeffries and Co. We believe that the audited financial statements included herewith accurately represent the current economic condition of the Company.

Management Discretion as to Use of Proceeds

     The net proceeds from this Offering will be used for the purposes
described under "USE OF PROCEEDS."   Blackstone reserves the right to use the
funds obtained from this financing for other purposes not presently contemplated which it deems to be in the best interest of the Company and its shareholders in order to address changed circumstances and opportunities. As a result of the foregoing, the success of Blackstone will be substantially dependent upon the discretion of Management with respect to the application and allocation of the net proceeds of the financing. Investors for the Shares offered hereby would be entrusting their funds to the Company's management upon whose discretion the investors must depend, with only limited information concerning Management's specific intentions.

Stock Sale Rule: Possible Inability to Sell in the Secondary Market

     Rule 15(g)-9 (the "Rule") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), imposes additional sales practice requirements on broker-dealers who sell securities subject to that Rule to persons other than established customers and accredited investors (generally including institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $400,000 individually or $300,000 jointly with his or her spouse). In the event that Blackstone's Common Stock trades below $5.00 per share, the Shares would be subject to the Rule. For transactions covered by the Rule, broker-dealers must make a special suitability determination for each purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, if transactions in Blackstone's Shares are subject to the Rule, the ability of purchasers in this Offering to sell their Shares in the secondary market may be affected, if in fact any exists.

Penny Stock Reform Act: Possible Inability to Sell in the Secondary Market

     In October 1990, Congress enacted the "Penny Stock Reform Act of 1990" (the "90 Act") to counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; b) a security listed on NASDAQ; c) a security of an issuer that meets certain minimum financial requirements ("net tangible assets" in excess of $2,000,000 if the issuer has been continuously operating for less than three years, or $5,000,000 if the issuer has been continuously operating for more than three years, or "average revenue" of at least $6,000,000 for the last three years); or d) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1(d)(3), Blackstone's Common Stock falls within the definition of a "penny stock". Pursuant to the 90 Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects of the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. Because Blackstone's Shares are at this time, designated "penny stocks", these added disclosure requirements will likely negatively affect the ability of purchasers herein to sell their Shares in the secondary market.

Immediate Substantial Dilution

     As of the date of this Offering Document, the present stockholders of Blackstone acquired their Common Stock at a cost substantially less than the $0.10 per Share to be paid by investors herein. Accordingly, investors herein, will sustain an immediate dilution in the book value of their holdings. (See, "DILUTION").

Control of the Company by Existing Shareholders

     Neither the Company's Certificate of Incorporation nor its By-Laws provides for cumulative voting. Should this Offering be successful, the investors herein will own approximately 62% of the outstanding Common Stock of the Company assuming the maximum number of Shares offered are sold. As a result, existing shareholders will beneficially own 38% of the outstanding shares of Common Stock of the Company, assuming successful completion of this Offering. Thus, even after the offering, the existing shareholders will still be in a position to control or influence significantly the affairs of Blackstone and certain matters requiring a stockholder vote, including but not limited to the election of directors, the amendment of the Company's Certificate of Incorporation or Bylaws, the merger or dissolution of the Company and the sale of all or substantially all of the Company's assets.

Dependence on Key Personnel

     Blackstone believes that its performance depends, to a significant extent, upon the services of key persons including its President, Frank Bauer.
 The loss or unavailability of Mr. Bauer to Blackstone would have a material adverse effect on the Company's business, operations and prospects. There can be no assurance that Blackstone would be able to locate or employ qualified personnel to replace such individuals. (See "MANAGEMENT").

                        FORWARD-LOOKING STATEMENTS

     This prospectus contains statements about our future operations which involve risks and uncertainties. Our actual results could differ in significant ways from our anticipated future operations due to many factors, including "RISK FACTORS" beginning on page 5. Because this is a summary and the information is selective, it does not contain all information that may be
important to you.   The forward-looking statements presented in this
prospectus are based on events through the date on which the statements are made. You should carefully read all information in this prospectus including its detailed information and the financial statements and the accompanying explanatory notes before making an investment decision.

                              USE OF PROCEEDS

     The net proceeds to Blackstone from the sale of 100%, 50% and 20% of the common stock offered in this offering are listed below after deducting estimated offering expenses of $15,000. These proceeds are intended to be utilized substantially as follows:

Application of Proceeds     Approximate       Approximate       Approximate
                            Amount if         Amount if         Amount if
                            $385,000 raised   $185,000 raised   $65,000 raised
-----------------------     ---------------   ---------------   --------------
Software License            $245,000          $115,000          $0
Web site development        $20,000           $20,000           $0
Marketing                   $100,000          $50,000           $0
Working capital             $20,000           $0                $65,000
______________________________________________________________________________
Total                       $385,000          $185,000          $65,000

     The amounts apportioned above are only estimates. See, "RISK FACTORS". The actual amount expended to finance any category of expenses may be increased or decreased by our Board of Directors, in its discretion, if required by the operating expense of Blackstone or, if a reapportionment or redirection of funds, including acquisitions consistent with the business strategy of Blackstone, is deemed to be in the best interest of Blackstone. However, as of the date of this prospectus, we have no specific plans, arrangements, understandings or commitments with respect to any such acquisition. See, "RISK FACTORS," "DESCRIPTION OF BUSINESS" and, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION".

                        DETERMINATION OF OFFERING PRICE

     The Offering Price of the Shares offered hereby was determined arbitrarily by the company's management. The price of the Shares being offered by the Company bears no relationship to the assets, book value or net worth of Blackstone and should not be considered as an indication of the actual value of the Company.

                                   DILUTION

     The net tangible book value (total assets less total liabilities and intangible assets) of Blackstone's common stock as of August 31, 2001, was approximately $79,504, $0.03 per share. Net tangible book value per share represents the amount by which tangible total assets exceed the liabilities, divided by 2,470,000 shares of common stock currently outstanding.

     Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the 4,000,000 shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after this offering. After giving effect to the sale by Blackstone of 4,000,000 shares of common stock offered hereby at an assumed offering price of $0.10 per share, the pro forma net tangible book value of Blackstone as of August 31, 2001, would have been approximately $464,504 or $0.07 per share. This represents an immediate increase in pro forma net tangible book value of $0.04 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $0.03 per share to purchasers of common stock in this offering.

Offering price per share of common stock offered hereby.............$0.10
Net tangible book value per share before offering...................$0.03
Increase per share attributable to new investors....................$0.04
Pro forma net tangible book value per share after offering .........$0.07
Net tangible book value dilution per share to new investors ........$0.03

     The following table summarizes the relative investments of investors pursuant to this offering and the current stockholders of Blackstone:

                                                                  Investors
                                                                  Pursuant
                                                  Current         to this
                                                  Stockholders    Offering     Total
                                                  ------------    ---------    ---------
Number of Shares of Common Stock Purchased        2,470,000       4,000,000    6,470,000

Percentage of Outstanding Common Stock
After Offering                                    38.2%           61.8%        100%

Gross Consideration Paid, Less Offering Costs     111,425         400,000      511,425


Percentage of Consideration Paid                  21.8%           78.2%        100%

Average Consideration Per Share of Common
Stock                                             $0.017          $0.062       $0.079

Dividend Policy

     We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. Management intends to reinvest any earnings in the development and expansion of Blackstone business. There can be no assurance that any dividends on the common stock will ever be paid.

Capitalization

     The following table sets forth the actual cash and capitalization of Blackstone as of August 31, 2001, and the adjusted capitalization, which gives effect to the sale of 100%, 50% and 20% of the Common Stock offered in this offering as if it occurred on August 31, 2001. It is conceivable that no shares of Common Stock will be sold in this offering. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus:

                          August 31, 2001
                    ---------------------------

                                     Actual      As Adjusted     As Adjusted     As Adjusted
                                    (Audited)    4,000,000       2,000,000       1,000,000
                                                 shares @$.10    shares @$.10    shares @$.10
----------------------------------------------------------------------------------------------
Cash and equivalents                $ 11,392     411,392         211,392         111,392
Short-term debt                     $248,178     248,178         248,178         248,178
Long-term debt                       0           0               0               0
Common stk. $.001 p.v.
  25,000,000 authorized
  2,470,000 shares (actual)         $  2,470
  6,470,000 shares (as adjusted)                 $  6,470
  4,470,000 shares (as adjusted)                                 $  4,470
  3,470,000 shares (as adjusted)                                                 $  3,470
      Additional Paid in capital    $110,305     $506,305        $308,305        $209,305
Accumulated Deficit                   18,521       18,521          18,521          18,521
Total Stockholders Equity (Deficit)   94,254      494,254         294,254         194,254
Total Capitalization                $ 94,254     $494,254        $294,254        $194,254

*offering expenses are not taken into account

Selected Financial Data

     The following selected financial information concerning Blackstone has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes. The financial information as of August 31, 2001, has been derived from the audited financial statements of Blackstone prepared by Spicer, Jeffries & Co.

Balance Sheet Data:

Period from inception (Sept 1,1998) Year Ended through August 31, 2001.

                          (audited)

Total assets ....................      $342,432
Current liabilities .............      $248,178
Long-term debt ..................          0
Total stockholders' equity (deficit)   $94,254

Statement of Operations Data:

Revenue .........................          0
Expenses:                              $18,521
  Total Expenses ................      $18,521
Income from Operations ..........          0

Loss before income taxes ........      $18,521
Provision for income taxes ......          0
Net loss ........................      $18,521
Net loss per share...............      $0.01

                           SELLING SECURITY HOLDERS

     The following table sets forth (a) the name of each selling security holder, (b) the number or shares of common stock beneficially owned by each selling security holder as of the date of this prospectus, giving effect to the exercise of the selling security holders' warrants into shares of common stock and (c) the number of shares being offered by each selling security holder. The shares of common stock being offered are being registered to permit public sales and the selling security holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We will receive none of the proceeds of this offering.

                                             Shares Owned         Shares Available           Shares
                                             Prior to this        Pursuant to                Owned
Selling Security holder(*)                   Offering             this Prospectus Offering   after Offering
------------------------------------------------------------------------------------------------------------
Finneran Investments, Ltd.(1)                125,000              125,000                    125,000
Noble Holdings Corporation(2)(*)             225,000              225,000                    225,000
Tiger Eye Investments, Ltd.(3)(*)            225,000              225,000                    225,000
Intro Limited(4)                             125,000              125,000                    125,000
Huda Limited(5)                              125,000              125,000                    125,000
Tamarin Investment Group, Inc.(6)            125,000              125,000                    125,000
Kallur Enterprises Limited, B.V.I.(7)        125,000              125,000                    125,000
International Clearing Corporation(8)        125,000              125,000                    125,000
Lavinia Dickenson                              3,000                3,000                      3,000
Rachel Dickenson                               1,500                1,500                      1,500
Robert Tracy                                   3,000                3,000                      3,000
Jamie McNeil                                   3,000                3,000                      3,000
Ruth McNeil                                    3,000                3,000                      3,000
Chris McNeil                                   3,000                3,000                      3,000
Graham Coltart                                 1,500                1,500                      1,500
Davie Fironi                                   1,500                1,500                      1,500
Shea Tyler                                     1,000                1,000                      1,000
Mark Reis                                      3,000                3,000                      3,000
Jeff Spencer                                   3,000                3,000                      3,000
Glen Dahlgren                                  3,000                3,000                      3,000
Dan Durand                                     3,000                3,000                      3,000
Derek Dennis                                     500                  500                        500
Shawn Lovell                                     500                  500                        500
Frank Jagas                                    2,000                2,000                      2,000
Steve Gosse                                    2,000                2,000                      2,000
Corby Ferrier                                  3,000                3,000                      3,000
Ken Ferrier                                    3,000                3,000                      3,000
Keiko Murakami                                 3,000                3,000                      3,000
Shawn Sylvestre                                1,500                1,500                      1,500
Craig Atkinson                                 3,000                3,000                      3,000
Kirsten DeWolfe                                3,000                3,000                      3,000
Nancy Mak                                      3,000                3,000                      3,000
Kent Newman                                    3,000                3,000                      3,000
Vivian Houle                                   3,000                3,000                      3,000
Sean Dickenson                                 3,000                3,000                      3,000
Mandarin Management Services Ltd(9)          120,000              120,000                    120,000
Richard Coglon                                10,000               10,000                     10,000
Coglon Family Trust(10)                        3,000                3,000                      3,000
Barb McKnight                                  3,000                3,000                      3,000
Barb McKnight In Trust
  For Lauren McKnight                          3,000                3,000                      3,000
Barb McKnight In Trust
  For Kara McKnight                            3,000                3,000                      3,000

                                      12

Mike McKnight                                  4,000                4,000                      4,000
Diversified Consulting, LLC(11)               25,000               25,000                     25,000
Rainmaker Enterprises Corp.(12)                3,000                3,000                      3,000
Herb Jamieson                                  1,000                1,000                      1,000
Joan Anne Barrington-Foote                       500                  500                        500
Stephen Fraser Barrington-Foote                  500                  500                        500
Stuart Randle Barrington-Foote                   500                  500                        500
Barbara Kelly Barrington-Foote                   500                  500                        500
Lyle Knight                                    1,000                1,000                      1,000
Lori Knight                                    1,000                1,000                      1,000
------------------------------------------------------------------------------------------------------------

TOTAL                                      1,445,000            1,445,000                  1,445,000

(*) With the exception of Noble Holdings Corporation and Tiger-Eye Investments, none of the selling shareholders owned more than 5% percent of the registrant's common stock prior to this registration and none will own more than 5% after this registration, (See, "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT")
(1) The address for Finneran Investments Ltd. is Columbus Centre Building First Floor, Road Town, Tortola, BVI (Ian Fleming, managing director and shareholder).
(2) The address for Noble Holdings Corporation is P.O. Box 270, Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands BWI (Bill Meadows, managing director and shareholder).
(3) The address for Tiger-Eye Investments (Cayman) Ltd. is P.O. Box 884, Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands, BWI (Simon Stephens, officer, Keith Baldwin, director/shareholder).
(4) The address for Intro Limited Herald House, 22 Hill Street, St. Helier, Jersey JE4 9XB Channel Islands, (James Callahan, managing director/shareholder).
(5) The address for Huda Limited is Herald House, 22 Hill Street, St. Helier, Jersey JE4 9XB Channel Islands (Shiraz Ali Huda, managing director/shareholder).
(6) The address for Tamarin Investments Group, Inc. is 22 Hill Street, St. Helier Jersey, JE4 9XB Channel Islands (Mark Siegel, managing director/ shareholder).
(7) The address for Kallur Enterprises Limited is Austrasse 39, FL-9490Vaduz, Principality of Liechtenstein (Klaus Boehler, managing director/shareholder).
(8) The address of International Clearing Corporation is 22 Hill Street, St. Helier Jersey, JE4 9XB Channel Islands (Debra Dixon, managing director/shareholder).
(9) Mandarin Management Services Limited is 14, rue de la Corraterie Case postale 5209 1211 Geneve 11 (Alain Esseiva, managing director/shareholder).
(10) Coglon Family Trust 700-1285 W. Pender Vancouver, BC V6E 4V1 Canada (Richard Coglon trustee).
(11) Diversified Consulting, LLC, (mailing address), Main Street, Box 1298, Duck Creek Village, UT.
(12) Rainmaker Enterprises Corp. 700-1285 W. Pender Vancouver, BC V6E 4V1 Canada (Richard Coglon managing director/shareholder).

Relationship With Issuer

     There are no relationships between the Issuer and the shareholders other than the President of the Issuer, Frank Bauer.

     We intend to seek qualification for sale of the securities in those states that the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

                             PLAN OF DISTRIBUTION

     The shares will be offered by our executive officers (currently Mr. Bauer is the only officer) to prospective investors. Pursuant to Rule 3a-4-1of the Exchange Act of 1934, Mr. Bauer will not be deemed a broker as defined in the Exchange Act of 1934 by his participation in the offering.

     The securities offered by this prospectus may be sold by the selling security holders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

     Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the securities act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the securities act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation. Should any broker-dealers used in the future to assist shareholders in distributing the securities, the prospectus would need to be revised to reflect their participation.

     The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such a loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

     In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the exchange act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

     There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the exchange act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders. This offering is a best-efforts, no-minimum offering, and will not be underwritten nor will any underwriter be engaged for the marketing, distribution or sale of any shares registered in this prospectus. We plan to close the offering 120 days after the effective date. However, we reserve the right to terminate the Offering without notice ant any time prior to the sale of all shares of Common Stock offered in the prospectus. We may sell shares from time to time in one or more transactions at a price of $.10 per share. Sales may be made to purchasers directly by us or, alternatively, we may offer the shares through dealers, brokers or agents, who may receive compensation in the form of concessions or commissions. Any dealers, brokers or agents that participate in the distribution of shares may be deemed to be underwriters, and any profits on the sale of the shares by them and any discounts or commissions received by any such dealers, brokers for agents may be deemed to be underwriting discounts and commissions under the Securities Act.

                              LEGAL PROCEEDINGS

     We are not currently involved in any material litigation or proceeding and we are not aware of any material litigation or proceeding threatened against us. There have been no suits involving Blackstone, its officer or director.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Officers and Directors
----------------------------------------

Name                     Age       Position
-------------------      -----     ------------
Frank Bauer              56        Director, President, Secretary & Treasurer
Richard Coglon           40        Director

     Each of the above persons will serve as director until our next annual meeting of shareholders or until his/her successor is elected and qualified.

     All officers of Blackstone serve at the pleasure of the board of directors and will hold office until the next annual meeting of the Board of
Directors.   We do not have employment agreements with any of our officers or directors.

     The officers and directors each have experience in businesses most of
which are unrelated to the type of business proposed by us.   We believe that
the diverse areas in which the officers and directors acquired their experience is important in building a well rounded management base. Our management has experience in the areas of sales, marketing and investment and capital markets.

     Frank Bauer, age 56, is the President, Secretary and Treasurer of Blackstone. He is also a director of the Company. He has held this positions since June 10th, 2000. Mr. Bauer served as President, Secretary-Treasurer and a director of Metronet Communication Company, a position he has held since that company's inception, September 1, 1998 through August 2001. From September 1996 to date, he is employed as the installations manager for Guardian International, Inc. From August 1991 to September 1996, he was President of Specialty Device Installers a sole proprietorship.

     Richard Coglon, age 40 is a director of the Company having been appointed September 2001. He has a background in corporate finance and was a Securities Lawyer from 1986 through 1999. He is currently a non-practicing member of Bar and Law Society of British Columbia (1999-present). He is the founder and director of Rainmaker Enterprises Corp. a private venture capital investment firm (1995-present), co-founder and initial director of Velvet Exploration Ltd (TSE listed up to 2001-takeover by Pasco Energy a NYSE listed Co. in 2001 for approximately $400million USD); co-founder of Muskox Minerals Ltd. (CDNX Tier 1: MSK) a PGM exploration company (1998- present): President and director Transglobe Energy Corp. public trading Oil and gas exploration company (1994-1996): CEO and director Bestshot.com Inc., a private Digital Video Content provider (1998-present); President Heartland Oil & Gas Corp. a private oil and gas exploration company (2000-present).

Board Committees

     In August 2001, the Board of Directors established an Audit Committee.
To date, Mr. Bauer and Mr. Coglon serve as the only member of the Audit Committee. The function of the Audit Committee is to select and engage, on behalf of the Company, independent public accountants to audit Blackstone's annual financial statements and to review and approve the planned scope of the annual audit.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the shares of voting stock of Blackstone, as of August 31, 2001, by: (i) each person who is known by Blackstone to beneficially own more than 5% of common stock; (ii) Blackstone's Chief Executive Officer; (iii) each director; and, (iv) all directors and executive officers of Blackstone as a group.

                                         Shares Beneficially           Shares to be Beneficially
Name and                                 Owned Prior to Offering       Owned After Offering
Address of                               --------------------------    --------------------------
Beneficial Owner(s)                      Number         Percent(1)     Number        Percent(2)
-------------------                      ----------    ------------    ----------    ------------
5% Stockholders:

G.M.  Capital Partners, Ltd.(3)          1,000,000     40.5%           1,000,000     15.5%
Noble Holdings Corporation(4)              225,000      9.1%             225,000      3.48%
Tiger-Eye Investments (Cayman) Ltd.(5)     225,000      9.1%             225,000      3.48%

Executive Officers and Directors:

Frank Bauer                                 25,000      0.01%             25,000      0.008%
Director/President/Secretary

Richard Coglon                                   0      0%                     0      0%

All executive officers and
 directors as a group                       25,000      0.01%             25,000      0.008%
--------------------------------

(1) These percentage calculations are based on 2,470,000 shares, which are outstanding prior to this offering (including shares that have been paid for in full, but not issued) as of August 31, 2001.
(2) These percentage calculations are based on 6,470,000 shares outstanding after this offering as of August 31, 2001.
(3) The address for G.M. Capital Partners, Ltd. is Place de Saint-Gervais 1, Case Postale 2049, Geneve 1, Switzerland (Mark Hartman and Martin Stuiki, managing directors and shareholders).
(4) The address for Noble Holdings Corporation is P.O. Box 270, Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands BWI (Bill Meadows, managing director and shareholder).
(5) The address for Tiger-Eye Investments (Cayman) Ltd. is P.O. Box 884, Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands, BWI (Simon Stephens, officer, Keith Baldwin, director/shareholder).

                         DESCRIPTION OF SECURITIES

Common Stock

     General. Blackstone's authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value per share. As of August 31, 2001, there were 2,470,000 shares issued and outstanding held by 51 holders of record. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable. Furthermore, all shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable. At the completion of this offering, the present stockholders of Blackstone as of August 31, 2001, will own 38.2% of shares outstanding if all of the shares offered in this respect are sold.

     Voting Rights. Each share of common stock entitles the holder thereof to one non-cumulative vote, either in person or by proxy, at meetings of stockholders. Since holders of common stock do not have cumulative voting rights, holders of more than fifty percent (50%) of the issued and outstanding shares of common stock can elect all of the directors of Blackstone.

     Dividend Policy. All shares of common stock are entitled to participate in dividends when and as declared by Blackstone's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. Blackstone has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of Blackstone's business and that no dividends on the shares of common stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of Blackstone's Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future. See, "Dividend Policy."

     Miscellaneous Rights and Provisions. Stockholders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of liquidation or dissolution of Blackstone, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of the Company after satisfaction of all liabilities, subject to the rights of holders of preferred stock, if any such preferred stockholders should exist at the time of such liquidation or dissolution.

     Private Placement. In February 1999, Blackstone offered 1,000,000 shares of common stock, $0.001 par value, at $0.01 per share to 8 investors for a total consideration of $10,000 in services. In July of 2000, Blackstone sold a total of 25,000 shares of common stock, $0.001 par value, at $0.01 per share pursuant to Regulation D of the Securities Act, to 1 investors for a total consideration of $250.00 in services. Between December 2000 and February 2001, Blackstone offered 445,000 shares of common stock, $0.001 par value, at $0.25 per share to 45 investors for a gross consideration of $111,250.

Shares Eligible For Future Sale

     To date, Blackstone has 2,470,000 shares of common stock outstanding. Upon completion of this offering, Blackstone will have an additional 4,000,000 shares of common stock outstanding for a total of 6,470,000 shares of common stock outstanding. Of the 6,470,000 shares of common stock offered hereunder, 5,445,000 may be deemed freely tradable without restriction or the need for further registration under the Securities Act of 1933, as amended, unless such shares are held by "affiliates" of Blackstone, as that term is defined in Rule 144 of the Securities Act. Of the 2,470,000 shares of common stock currently outstanding, no shares are presently designated as freely tradable without restriction. At present, 1,025,000 shares are held by affiliates of Blackstone and are "restricted securities," as that term is defined under Rule 144, promulgated under the Securities Act and will continue to be restricted after this offering. The restricted securities will become freely tradable if they are subsequently registered under the Securities Act or to the extent permitted by Rule 144 or some other exemption from registration under the Securities Act. However, other than the shares being registered hereunder, we have not granted any registration rights with regard to any additional shares of common stock. Furthermore, all 1,025,000 of the restricted shares are currently eligible for resale under Rule 144 without regard to volume limitations for such restricted shares held by Blackstone's affiliates.

     No prediction can be made as to the effect, if any, that sales of shares in the public market of Blackstone's common stock, or even the availability of such shares for sale, may have on the market prices of the common stock prevailing at any point in time in the future. Sales of shares of common stock by existing stockholders in the public market, or the availability of such shares for sale, could adversely affect the market price of the common stock. Such an adverse effect on the common stock could impair our ability to raise capital through the sale of its equity securities. See, "RISK FACTORS."

Transfer Agent and Registrar

     The transfer agent and registrar for Blackstone's common stock is Bill Tatler, Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016-3572, USA; (908) 272-8511 extension 2547; (908) 497-2313.

Reports To Security Holders

     We intend to furnish our stockholders with annual reports containing audited financial statements. We may disseminate such other unaudited interim reports to security holders as we deem appropriate.

                                   EXPERTS

     Spicer, Jeffries & Co., independent certified public accountants, have audited our financial statements from September 1, 1998 (inception) August 31, 2001, as set forth in their report, included in this prospectus and registration statement. Our financial statements are included in this prospectus and registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                 LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                          DESCRIPTION OF BUSINESS

     We plan to establish an Internet web site, through which we will offer interactive gaming services and a virtual casino. Our web site will only be accessible by a minimum hardware configuration consisting of a personal computer running Windows 95 or greater, with 16 MB RAM, 20 MB free hard disk space, a 14,400 modem and a direct Internet connection. All games will be provided in a Windows-based, menu driven format with "point and click" interactivity. Persons who wish to conduct gaming operations will be able to subscribe over the Internet by completing an application appearing on the web site. Part of the application process will require that the subscriber open an account and make a minimum deposit of $50.

     The web site will be controlled by Blackstone and will be designed to invite the customer to sign up and apply for casino membership. After their membership application is reviewed, it will either be accepted or rejected based on criteria including, but not limited to, age and geographic location of the customer. Blackstone's policy is to grant membership only to persons over the age of 21 and believed to reside in jurisdictions that are not known to expressly prohibit Internet gaming. Memberships will not be granted to persons believed to be citizens or residents of the United States. We will use, among other techniques, Internet databases that publish the local addresses of most Internet domain names in order to verify that the applicant resides in a jurisdiction that is not known to prohibit Internet gaming. Upon acceptance, the approved customer is then allowed to download the gaming software over the Internet for installation on their personal computer. The customer will then be given a username and password allowing access to our gaming servers over the Internet through their Internet service provider.

     Our web site will allow the customers to review all terms, rules and conditions applicable to gaming and other uses of the Site. All gaming winnings and losses will be debited and credited to the customer's account on a real-time basis. All games will be conducted pursuant to house rules and advantages that are published at the web site and which are as favorable or more favorable, than those used by the major Las Vegas casinos.

Casino
------

     The gaming opportunities offered at our web site will be designed to evoke the sights and sounds similar to a Las Vegas style casino. Computer graphics present the "lobby" of the Casino, consisting of several menu items which the customer will be able to choose to enter. Included among those menu items will be the various gaming rooms for classic poker games. In the future, we intend to also offer slots, roulette, craps, video poker and other casino games. The web site will offer audio features, including the sound of shuffling cards, pay outs and general casino background sounds. It is planned that the Casino web site will be written in English, Spanish, Japanese and Chinese. We intend to adapt the web site to as many languages and ethnic identities as practicable in order to facilitate worldwide expansion of the customer base.

Future Developments
-------------------

     We intend to conduct continuing development and innovation of its products in accordance with changing consumer preferences, demographics, and the evolution of new technologies. Our development strategy is to leverage its technology and the technology of other software developers, with the goal of providing applications that are competitive and innovative in the Internet gaming industry.

Laws, Regulations, and Licensing
--------------------------------

     The ownership and operation of casino and sports book gaming facilities in Nevada and elsewhere in the United States are subject to extensive state and local regulations and laws. However, because Blackstone will operate gaming devices from sovereign countries, Management believes that it will not be subject to such regulations.

     Despite reluctance of the U.S. judiciary to permit governmental restrictions on gambling over the Internet, there can be no assurance that future legislation will not negatively impact the Company's Internet gaming operations. However, Blackstone's policy is to offer its services worldwide except in those jurisdictions in which it is determined to be illegal.

     Blackstone has chosen not to own or operate casinos in the U.S. All clients and server locations, back end processing and banking will be based outside the U.S. in jurisdictions where casino and gaming operations are legal. Nevertheless, existing and possible future consumer legislation, regulations and actions in foreign jurisdictions where Blackstone will operate could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with our gaming business. The passage of such regulations would adversely affect the operations of Blackstone, including increased costs if certain of our operations are then moved to other jurisdictions where we can operate legally.

     We have negotiated a licensing agreement with Fairwind Technologies Inc. ("FTI"), based in Burnaby, Canada for the licensing of the Casino software. FTI has developed the "back-end" of the program so that the software may interface with banking institutions to allow cash transactions to occur.

Market
------

     We believe that most of our revenues from wagering activities will be generated from Asian, Australian, South American, and European markets where individuals can easily access the Internet. Because of the reach of the Internet, the Company's market has few barriers. Players will be able to log on to Blackstone's affiliated sites from the approximately 120 countries that now have access to the Internet.

     All of the processing of the credit card transactions and credit card payments, (both credits and debits) will automatically be made possible through the software licensed by the Company. For a percentage of the net revenue received from the gaming, FTI will mange all of the transactions for the Company. The final percentage received by FTI has not been finalized yet. We would expect it to be approximately 35% of the net revenue received by the us.

Primary Customers
-----------------

     Management believes that the online gaming industry is constantly growing, both in terms of customer base size as well as in diversity. We believe that Blackstone's primary potential customers will be the loyal, revenue-producing customers already existing and firmly established in traditional, non-interactive gaming markets. The interactive community in general, however, should provide a number of future individual and business customers.

     Our target markets are primarily found in the Caribbean, South and Central America, Australia, New Zealand, the South Pacific and Asia, South Africa, the African Continent, Europe, the Middle East, and India.

     We intend to implement an aggressive marketing strategy using both traditional and Internet marketing programs to capture and retain customers. Our corporate marketing plan will focus on branding Blackstone as a reputable and dependable e-gaming company and focus on promoting the Blackstone's Internet casinos as highly profitable entertainment destinations.

     To initially penetrate the gaming market, we will aggressively promote our web site with traditional marketing means of press releases to major international newspapers and publications, television news shows, Internet wire services and traditional wire services. Special promotional events such as online video interviews and cyber parties will be used to promote the Company's software. We will also focus on Internet marketing and joint advertising ventures with complementary companies to promote its software. Internet marketing efforts will include advertising with online search engines and electronic yellow pages, banner advertisements, direct e-mail programs, affiliate marketing programs, and barter advertising.

     To attract new customers, we will email credit vouchers of various sizes or free "chips" to use when opening an account. To retain customers, we will provide payout rates competitive with rates of other online gaming operations combined with showcased entertainment.

     We will rely primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect any proprietary technology that the Company may purchase or develop. To date, no such technology has been purchased or developed. In addition, Blackstone will seek to avoid disclosure of any trade secrets it may have access to including requiring those persons with access to any Company proprietary information that is developed or purchased to execute confidentiality agreements with the Company.

Competition
-----------

     There are a number of companies that compete directly and indirectly with our product, including both domestic and international companies. Many of these companies have financial, technical, marketing, sales and other resources, which are significantly greater than those of Blackstone. In addition, some of these companies have name recognition and established positions in the market. Some of our competitors include Starnet Systems International Inc., Gamblingsoftware.com, Boss Media AB and Chartwell Technologies, Inc. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop web sites that render our web site less marketable.

License Rights
--------------

     The master licence from Fairwind Technologies is (i) a non-exclusive, non-transferable license to use the Fairwind Technologies software only in connection with internet gaming and to transmit the software directly or assign the rights to use the software to sub-licensee only in object code form to End Users by means of Electronic Distribution; and (ii) a non-exclusive , non-transferable license to sell to third parties located in North and South America as well as those third parties using International Business Corporations in the West Indies,, the Caribbean, including Bahamas, St Kitts, Antigua, Belize, Costa Rica, Panama, Nevis and such other jurisdictions with approval from Fairwind, a sub-license and/or a Master License and, (iii) a non-exclusive, non-transferable license to use in object code form, only while connected to a server on which the server component of the Fairwind Technology software is installed.

     We also have the right to sell sub-licenses for $30,000.00 to qualified companies who will become sub-licensees. The revenue from the sale of such licenses will be split on a 50/50 basis with Fairwind Technologies.

     We are not allowed to reverse engineer, de-compile or disassemble the Software or to attempt to do the same.

     Fairwind is obligated to provide us and of our sub-licensees with games and a back-end administrative system servers located in Costa Rica on the condition that we or or sublicensee pay a webhosting fee. The web hosting fee has not been finalized.

     Fairwind Technologies is responsible for the proper configuration, custody, maintenance and control of the server upon which the their software is installed and in respect of all third party software installed there. Fairwind Technologies shall also provide the servers and sufficient bandwidth to service the our customers. In the event Fariwind Technologies' servers are shut down or confiscated, they shall be required to replace the service in another jurisdiction within 20 business days.

     Fairwind Technologies shall provide all websites for us and our sublicensee on the condition that we or the sublicnecees pay the web construction fee and hosting fee. The fee payable has not been negotiated.

     Fairwind Technologies retains all right, title and interest, including intellectual property rights, in and to their software.

     Provided that we are not in default of any fees or royalties, Fairwind Tecnologies shall provide certain upgrades to the their software, at actual cost occurred. Upgrades to the software shall consist of new games and language localization.

     If services beyond Fairwind's warranty obligations are requested by us and if Fairwind elects to provide such service, we shall be required to pay additional fees for such services on the basis of the applicable rates then in effect but they shall be entitled to terminate such service at any time, without notice. Any work performed outside of normal business hours shall be charged at the applicable overtime rates.

Employees
---------

     The Company currently has one employee, Frank Bauer, who also serves as the sole officer of the Company. Should this Offering be successful or should we obtain additional financing, it is possible that the Company will have 3 additional employees in the next 12 months; 1 software programmer, 1 for operations and 1 for administrative duties.

Available Information
---------------------

     Prior to filing this prospectus, we have not been required to deliver annual reports. However, once we become a reporting company, we shall deliver annual reports to securities holders as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also, we shall deliver annual reports to securities holders as required by the rules or regulations of any exchange upon which our shares may be traded. If we are not required to deliver annual reports, it is not likely that we will go to the expense of producing and delivering such reports. If we are required to deliver annual reports, such reports will contain audited financial statements as required.

     Prior to the filing of this prospectus, we have not filed reports with the Commission. Once we become a reporting company, management anticipates that Forms 3, 4, 5, 10-KSB, 10-QSB, 8-K and Schedules 13D along with appropriate proxy materials will have to be filed as they come due. If we issue additional shares, then we may file additional registration statements for those shares.

     Once a publically reporting entity, the public may read and copy any materials Blackstone files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address of the Commission's Web site is http://www.sec.gov.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF
                                OPERATION

     The information contained below includes statements of Blackstone management's beliefs, expectations, hopes, goals and plans that are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially form those anticipated in the forward-looking statements. For a description of such risks and uncertainties, see the information set forth under the caption
"FORWARD-LOOKING STATEMENTS," which information is incorporated herein by reference.

     The following discussion and analysis should be read in conjunction with the information set forth under the caption "Selected Financial Data" and the financial statements and notes thereto included elsewhere in this prospectus.

Plan of Operation
-----------------

     Since our inception on September 1, 1998, we have not been engaged in any significant operations nor have we had any revenues, as we are in the development stage. Our recent activities include entering a wholly owned subsidiary Hard Eight, into a software licensing agreement with FTI for poker games for licensed casinos. The Company plans to enter into the business of offering over the Internet casino-style gaming. Opportunities, including Craps, Baccarat, Roulette, Video Poker, Slots, Let-It-Ride, Caribbean Stud, assorted Classic Poker, Blackjack, Red Dog and Sic Bo.

     Until an infusion of capital from this offering, we will not be able to commence operations. We currently have insufficient capital to commence operations and are dependent on the proceeds of this offering to begin such operations. We have suffered recurring losses from operations and have a working capital deficiency of $220,496 which raise substantial concern regarding our ability to continue as a going concern. Upon execution of the licensing agreement with FTI, August 15, 2001, the Company agreed to pay $250,000 for poker games for licensed casinos. A non-refundable payment of $10,000 was made on August 15, 2001. The balance of the $250,000 payment is to be made within 180 and 240 days from the signing of the agreement. If this Offering is successfully concluded, the Company anticipates that it will satisfy payment of the remaining balance of $240,000 to FTI. In any event, after the Offering, the Company will need to obtain additional bank financing or to sell additional debt or equity (or hybrid) securities in future public or private offerings to expand operations. Any such equity based financing will result in further dilution in the equity ownership to the purchasers of the Shares offered hereby. There can be no assurances that any such additional financing will be completed.

     We have the authority to issue 25,000,000 shares of common stock, $0.001 par value. Prior to this filing, we have raised all funds through private placements. In February 1999, we issued 1,000,000 shares of common stock to eight investors for $10,000 for services. In July of 2000 we issued 25,000 shares of common stock to one investor for $250.00 in services. Between December 2000 and February 2001, we issued 445,000 shares of common stock in connection with an additional private offering for gross consideration of $111,250.

     After this current offering, we will require additional funds to maintain and expand our operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. At the current time, we have not begun to build or market the web site, but expect to do so when the additional funds have been made available and the final license payment has been made. Currently, we have $248,178 in liabilities. Our financial statements report a loss of $18,521 from inception, September 1, 1998, until August 31, 2001. After we raise additional funds through this current offering, we anticipate an increase in the number of employees to four.

     Our functional currency is the United States Dollar and our consolidated financial statements are reported in United States Dollars unless otherwise stated.

                          DESCRIPTION OF PROPERTY

     The Company currently subleases space at 16747 Foxtrail Lane Loxahatchee, FL 33470, from Frank Bauer, an officer and director of the Company at no charge.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the past two years, we have not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of the Company's capital stock.

              MARKET FOR COMMON EQUITY AND RELATED STOCK MATTERS

Market Information

     Our common stock is not traded on any exchange. We plan to eventually seek listing on the Over The Counter Bulletin Board Stock Exchange ("OTCBB"). We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

                            EXECUTIVE COMPENSATION

     To date, Mr. Bauer has not collected any compensation for his services as Director of Blackstone nor is any expected through this fiscal year.

     The following summary sets forth the cash and other compensation paid or accrued by Blackstone from September 1, 1998, the date of the Company's inception, until August 31, 2001, with respect to services performed by Frank Bauer for services as Chief Executive Officer and President. To date, Mr. Bauer has not received compensation in salary and bonus in excess of $100,000.

                                                                               Long Term Compensation
                                                                      ----------------------------------------
                                      Annual Compensation                       Awards               Payouts
                              ------------------------------------    --------------------------   -----------
(a)                 (b)       (c)           (d)         (e)           (f)            (g)           (h)           (i)
Name                                                    Other                        Securities                  All
and                                                     Annual        Restricted     Underlying                  Other
Principal                                               Compen-       Stock          Options/      LTIP          Compen-
Position            Year      Salary($)     Bonus($)    sation($)     Award(s)($)    SARs(#)       Payouts($)    sation($)
-----------------   -------   ----------    ---------   ----------    ------------   -----------   -----------   ------------
Frank Bauer          2001                    $8,000
President/CEO        2000                    $1,000


Employment Agreements
---------------------

     To date, Blackstone has not entered into any employment or consulting agreements with its employee.

Limitation of Liability and Indemnification
-------------------------------------------

     Blackstone's Certificate of Incorporation and By-laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. We are unaware of any pending or threatened litigation against Blackstone or its directors that would result in any liability for which such director would seek indemnification or similar protection.

     The Nevada General Corporation Law and the Company's Articles of Incorporation and By-laws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in the performance of duty. In addition, even a director, officer, employee or agent of the Company who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     To date, we have not entered into any indemnification agreements with our officer and director. Indemnification agreements may require a company, among other things, to indemnify its officers and directors against certain liabilities (other than liabilities arising from willful misconduct of a culpable nature) that may arise by reason of their status or service as directors or officers. Such agreements may require a company to advance the expenses of its directors or officers incurred as a result of any proceeding against them as to which they could be indemnified. In addition, such agreements may require a company to obtain directors' and officers' insurance if available on reasonable terms. We reserve the right to enter into indemnification agreements in the future with our directors and officers.






           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                             FINANCIAL STATEMENTS


                       BLACKSTONE HOLDINGS CORPORATION
                                AND SUBSIDIARY
                     (A Company in the Development Stage)

                               TABLE OF CONTENTS
                               =================



                                                                Page
                                                                ----

Independent Auditors' Report                                     22

Consolidated Balance Sheet                                       23

Consolidated Statement of Operations                             24

Consolidated Statement of Changes in Shareholders' Equity        25

Consolidated Statement of Cash Flows                             26

Notes to Consolidated Financial Statements                    27-28

                         INDEPENDENT AUDITORS' REPORT


To the Shareholders
Blackstone Holdings Corporation
(A Company in the Development Stage)

We have audited the accompanying consolidated balance sheet of Blackstone Holdings Corporation and Subsidiary (a Company in the Development Stage) as of August 31, 2001, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the period from inception (September 1, 1998) through August 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Blackstone Holdings Corporation and Subsidiary (a Company in the Development Stage) as of August 31, 2001, and the results of its operations and its cash flows for the period from inception (September 1, 1998) through August 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 6. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   SPICER, JEFFRIES & CO.

Denver, Colorado
September 24, 2001

                       BLACKSTONE HOLDINGS CORPORATION
                               AND SUBSIDIARY
                    (A Company in the Development Stage)

                         CONSOLIDATED BALANCE SHEET
                               AUGUST 31, 2001
                               ===============

                        ASSETS
                        ------
CURRENT ASSETS
  Cash                                                            $    11 392
  Prepaid expense                                                      16 290
                                                                  -----------
          Total current assets                                         27 682

RECEIVABLE FROM SPIRALCASE (Note 4)                                    50 000

GOODWILL (Note 1)                                                       3 500

SOFTWARE LICENSE (Note 4)                                             250 000

DEFERRED OFFERING COSTS (Note 1)                                       11 250
                                                                  -----------

                                                                  $   342 432
                                                                  ===========

           LIABILITIES & SHAREHOLDERS' EQUITY
           ----------------------------------

CURRENT LIABILITIES
     Accounts payable                                             $     8 178
     Due to software licensing company (Note 4)                       240 000
                                                                  -----------
          Total current liabilities                                   248 178
                                                                  -----------

COMMITMENTS AND CONTINGENCIES (Notes 4 and 6)

SHAREHOLDERS' EQUITY (Note 2):
     Common stock, $.001 par value, 25,000,000 shares authorized;
     2,470,000 shares issued and outstanding                            2 450
     Additional paid-in capital                                       110 305
     Deficit accumulated during the development stage                 (18 521)
                                                                  -----------
          Total shareholders' equity                                   94 254
                                                                  -----------

                                                                  $   342 432
                                                                  ===========

The accompanying notes are an integral part of these statements.

                       BLACKSTONE HOLDINGS CORPORATION
                               AND SUBSIDIARY
                    (A Company in the Development Stage)

                    CONSOLIDATED STATEMENT OF OPERATIONS
                  PERIOD FROM INCEPTION (SEPTEMBER 1, 1998)
                  =========================================
                           THROUGH AUGUST 31, 2001
                           =======================


REVENUE                                                         $        -

EXPENSES (Note 3):
     Rent                                                              1 350
     General and administrative                                        2 171
     Professional fees                                                 6 000
     Management fees                                                   9 000
                                                                ------------
          Total expenses                                              18 251
                                                                ------------
NET LOSS                                                        $    (18 521)
                                                                ============
BASIC AND FULLY DILUTED LOSS PER COMMON SHARE                   $       (.01)
                                                                ============
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING               1 957 499
                                                                ============






The accompanying notes are an integral part of these statements.

                       BLACKSTONE HOLDINGS CORPORATION
                               AND SUBSIDIARY
                    (A Company in the Development Stage)

         CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                  PERIOD FROM INCEPTION (SEPTEMBER 1, 1998)
                  =========================================
                           THROUGH AUGUST 31, 2001
                           =======================
                                                                                            Deficit
                                                                                          Accumulate
                                                                          Additional      During The
                                       Common Stock     Common Stock       Paid-In        Development
                                          Shares           Amount          Capital           Stage
                                       ------------     ------------     ------------     ------------

INCEPTION, September 1, 1998                   -        $       -        $       -        $       -

Issuance of common stock
 for services:
  September, 1998, $.001 per share       1 000 000            1 000              -                -
  February, 1999, $.01 per share         1 000 000            1 000            9 000              -
  July, 2000, $.01 per share                25 000               25              225              -

Issuance of common stock
 for cash at $.25 per share:
  December, 2000,                          340 000              341           84 784              -
  January, 2001                             90 500               90           22 535              -
  February, 2001                            14 000               14            3 486              -

Less: offering costs                           -                -            (11 075)             -

Contribution of capital (Note 3)               -                -              1 350              -

Net loss                                       -                -                -            (18 521)
                                       ------------     ------------     ------------     ------------
BALANCES, August 31, 2001                2 470 000      $     2 470      $   110 350      $   (18 521)
                                       ============     ============     ============     ============


The accompanying notes are an integral part of these statements.

                       BLACKSTONE HOLDINGS CORPORATION
                               AND SUBSIDIARY
                    (A Company in the Development Stage)

                    CONSOLIDATED STATEMENT OF CASH FLOWS
                 PERIOD FROM INCEPTION (SEPTEMBER 1, 1998)
                 =========================================
                         THROUGH AUGUST 31, 2001
                         =======================

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                            $     (18 521)
  Adjustment to reconcile net loss to net cash
     used in operating activities:
       Contribution of rent by shareholder                                                   1 350
       Increase in prepaid expenses                                                        (16 290)
       Increase in current liabilities                                                       2 103
                                                                                     --------------
             Net cash used in operating activities                                         (31 358)
                                                                                     --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of subsidiary                                                               (3 500)
                                                                                     --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
       Issuance of common stock, net of offering costs                                     106 250

       Refund of software license deposit                                                   25 000
       Payments made to software licensing company                                         (85 000)
                                                                                     --------------
             Net cash provided by financing activities                                      46 250
                                                                                     --------------

NET INCREASE IN CASH                                                                        11 392

CASH, at beginning of period                                                                   -
                                                                                     --------------
CASH, at end of period                                                                      11 392
                                                                                     ==============
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
 AND FINANCING ACTIVITIES:
  Acquisition of software license via debt                                           $     240 000
                                                                                     ==============
  Acquisition of deferred offering costs with common stock and accounts payable      $      17 325
                                                                                     ==============


The accompanying notes are an integral part of these statements.

                       BLACKSTONE HOLDINGS CORPORATION
                               AND SUBSIDIARY
                    (A Company in the Development Stage)

                 CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                 ==========================================

NOTE 1-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business
-------------------------

Blackstone Holdings Corporation (the "Company") was incorporated in the state of Nevada on September 1, 1998 and is in the development stage. Activities through August 31, 2001 include organization of the Company, and raising equity capital to acquire a license agreement as discussed below. The Company plans to enter into the business of offering casino- style gambling over the Internet.

In February 2001, the Company purchased all of the outstanding common stock of Intro Limited for $3,500. Intro Limited was incorporated on June 25, 1999 under the British Virgin Islands International Business Companies Act, and has had no assets or operations since inception; therefore, the entire purchase price of $3,500 was allocated to goodwill. In April 2001, the name was changed from Intro Limited to Hard Eight, Inc.

The consolidated financial statements include Blackstone Holdings Corporation and its wholly-owned subsidiary Hard Eight, Inc. All intercompany balances and transactions are eliminated in consolidation.

Cash flows
----------

For purposes of reporting cash flows, cash includes those investments which are short-term in nature (three months or less to original maturity), are readily convertible to cash, and represent insignificant risk of changes in value.

Estimates
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs
-----------------------

Offering costs represent costs incurred through August 31, 2001 in connection with the proposed public offering (see Note 5). In the event that such offering is successful, costs incurred as of August 31, 2001 and additional costs incurred subsequent to that date will be charged against the proceeds of the offering. If the offering is not successful, the costs will be charged to operations.

Goodwill
--------

Goodwill was recorded in connection with the purchase of the Company's subsidiary, Hard Eight, Inc. The Company has not yet established its accounting policy with respect to the goodwill, since Hard Eight, Inc. has not yet commenced operations. In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets". SFAS 142 addresses the financial accounting and reporting for goodwill and other intangible assets that will no longer be amortized. The provisions of SFAS 142 must be adopted for fiscal years beginning after December 15, 2001, with early application permitted for companies with fiscal years beginning after March 15, 2001. The Company is currently assessing the impact of the implementation of SFAS 142 on its financial position and results of operations.

Long-Lived Assets
-----------------

The Company reviews its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows estimated to be generated by the asset. Fair value of financial instruments The carrying amount of cash, receivables and accounts payable approximates fair value.

Net loss per share of common stock
----------------------------------

Net loss per share of common stock is based on the weighted average number of shares of common stock outstanding during the period.

                   BLACKSTONE HOLDINGS CORPORATION
                           AND SUBSIDIARY
                 (A Company in the Development Stage)

              CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
              ==========================================
                             (Continued)

NOTE 2-  SHAREHOLDERS' EQUITY

The Company has the authority to issue 25,000,000 shares of common stock at $0.001 par value. The Company issued 1,000,000 shares of common stock to its founder for $1,000 and 1,025,000 shares of common stock to other founders for services rendered valued at $10,250. The Company issued 445,000 shares of common stock for cash of $111,250 in connection with private offerings.

NOTE 3-  RELATED PARTY TRANSACTIONS

For the period ended August 31, 2001, the Company paid $9,000 in management fees to its president. In addition, a shareholder supplied the Company with office space valued at $1,350.

At August 31, 2001, accounts payable include $6,075 payable to its founding shareholder for a 10% commission for raising funds.

NOTE 4-  SOFTWARE LICENSE

On January 15, 2001, the Company acquired a license to exercise certain limited license rights with certain interactive game software known as Thebet for a period of three years. The right to license is owned by Spiralcase, a division of Interactive Solutions Corporation ("ISC"). The Company acquired the license for a fee of $250,000 for ten games. An initial payment of $75,000 was made in January 2001 with the remainder due in 180 days. The outstanding balance of $175,000 was non- interest bearing. In April 2001, Spiralcase informed the Company that they would no longer be able to license their game software to the Company. Spiralcase returned $25,000 of the initial payment of $75,000 to the Company. The remaining $50,000 is shown as a receivable on the accompanying balance sheet. The Company was given the option of converting its receivable into common stock of ISC at the quoted market price of ISC's common stock at the date of conversion. The Company has not converted its receivable from Spiralcase as of the date of the financial statements.

On August 21, 2001, the Company entered into a master license agreement with Fairwind Technologies, Inc. for certain gaming software for subsequent sale of sub-licenses and sale of master licenses to other third parties in certain territories. The Company acquired the master license for $250,000. An initial payment of $10,000 was made in August 2001. A second payment of $115,000 is due in 180 days and a final payment of $125,000 is due 60 days after the second payment is due. The outstanding balance of $240,000 is non-interest bearing. The term of the master license agreement is two years, with a one year renewal option. The master license agreement requires monthly royalty fee payments of approximately 35% of rake revenue generated by the Company, which percentage is to be finalized once the license fee has been paid in full. The cost of the master license agreement will be amortized over the life of the agreement on the straight line method. Under the master license agreement, the Company may also sell sub-licenses for $30,000 to qualified companies. The revenue generated from sales of sub-licenses would be split 50/50 with Fairwind Technologies, Inc.

NOTE 5-  PROPOSED PUBLIC OFFERING

The Company intends to make a public offering of its common stock for the sale of a maximum of 4,000,000 shares of common stock at $0.10 per share.

NOTE 6-  CONTINGENCIES

The Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the Company attaining and maintaining profitable operations and raising additional capital. Management's plans in this regard are to raise additional capital through an equity offering (see Note 5). The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations.

NOTE 7-  INCOME TAX CARRYFORWARDS

The Company has net operating loss carryforwards for financial and income tax reporting of approximately $18,500 which expire in 2019 through 2021.

The deferred tax assets that result from such operating loss carryforwards of approximately $2,775 at August 31, 2001, have been fully reserved for in the accompanying financial statements. During the period from inception (September 1, 1998) through August 31, 2001, the valuation allowance established against the net operating loss carryforwards increased by $2,775.

                    WHERE YOU CAN FIND MORE INFORMATION

     At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at: Frank Bauer, President, 16747 Foxtrail Lane Loxahatchee, FL 33470.


     Our fiscal year ends on August 31, 2001. We intend to become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.










                               5,445,000 SHARES


                       BLACKSTONE HOLDINGS CORPORATION
                          ________________________
                           ______________________

                                 Prospectus

                                Common Stock
                            _____________________
                           _______________________

                              November __, 2001










     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PART II

                  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     In so far as indemnification by the company for liabilities arising under the Act may be permitted to directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, the company has been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of the company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

ITEM                     EXPENSE
---------                ----------
SEC Registration Fee     $  136.13
Accounting Fees          $5,000
Printing*                $1,200
Transfer Agency Fees     $1,000
Edgar filing fees*       $1,000
  Miscellaneous*         $6,663.87

Total                    $15,000

*Estimated costs


                    RECENT SALES OF UNREGISTERED SECURITIES

     In February 1999, we offered 1,000,000 shares of common stock, $0.001 par value, at $0.01 per share to eight (8) investors for a total consideration of $10,000 in services. In July of 2000, we sold a total of 25,000 shares of common stock, $0.001 par value, at $0.01 per share pursuant to Regulation D of the Securities Act, to one (1) investor for a total consideration of $250.00 in services. Between December 2000 and February 2001, we offered 445,000 shares of common stock, $0.001 par value, at $0.25 per share to forty-five
(45) investors for a gross consideration of $111,250.

                                   EXHIBITS

Index to Exhibits:
------------------

Exhibit No.         Identification of Exhibit
--------------      -----------------------------
3.1                 Articles of Incorporation
3.2                 By-Laws
4.1                 Form of specimen of common stock
5.1                 Legal Opinion of Richard J. Leedy, Esq.
23.1                Consent of Auditor
10.1                Master Licensing Agreement

                               UNDERTAKINGS

The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933; b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; c. Include any additional or changed material information on the plan of distribution.

2. That, or determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Foxtrail, State of Florida on November __, 2001.


BLACKSTONE HOLDINGS CORPORATION


__________________
Frank Bauer,
President, CEO & Director


___________________
Richard Coglon, Director